Exhibit 5.1

Lobo Technologies Ltd.	D +852 3656 6054 / +852 3656 6061
萝 贝 科 技 有 限 公 司	E nathan.powell@ogier.com / florence.chan@ogier.com
Ritter House
Wickhams Cay II	Reference: FYC/AGC/502333.00005
PO Box 3170
Road Town
Tortola VG1110
British Virgin Islands

13 February 2026

Dear Sirs

Lobo Technologies Ltd. 萝 贝 科 技 有 限 公 司 (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) on a “best-efforts” basis of:

(i)	up to 3,921,568 ordinary units of the Company (the Units, each an Unit), where each Unit consists of one (1) class A ordinary share of par value of US$0.001 each (the Class A Ordinary Share), one (1) series A warrant (each, a Series A Warrant, and collectively, the Series A Warrants) and one series B warrant (each, a Series B Warrant, and collectively, the Series B Warrants), each Series A Warrant and each Series B Warrant entitling the holder to purchase one (1) Class A Ordinary Share exercisable pursuant to its terms;

(ii)	up to 3,921,568 pre-funded units of the Company (the Pre-Funded Units, each a Pre-Funded Unit), where each Pre-Funded Unit consists of one (1) pre-funded warrant (each, a Pre-Funded Warrant, and collectively, the Pre-Funded Warrants), one (1) Series A Warrant and one (1) Series B Warrant (for each Pre-Funded Unit that the Company sells, the number of Units that subject to Offering will be decreased on a one-for-one basis);

(iii)	up to 3,921,568 Class A Ordinary Shares underlying the Pre-Funded Warrants;

(iv)	up to 3,921,568 Class A Ordinary Shares underlying the Series A Warrants; and

(v)	up to 19,607,840 Class A Ordinary Shares underlying the Series B Warrants which contain a ‘zero cash exercise price’ option.

The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants are collectively referred to as the Warrants.

Ogier
Providing advice on British Virgin Islands,	Partners
Cayman Islands and Guernsey laws	Nicholas Plowman	Yuki Yan
	Nathan Powell	David Lin
Floor 11 Central Tower	Anthony Oakes	Alan Wong
28 Queen’s Road Central	Oliver Payne	Janice Chu
Central	Kate Hodson	Zhao Rong Ooi
Hong Kong	David Nelson	Rachel Huang**
	Justin Davis	Florence Chan*‡
T +852 3656 6000	Joanne Collett	Richard Bennett**‡	* admitted in New Zealand
F +852 3656 6001	Dennis Li	James Bergstrom‡	** admitted in England and Wales
ogier.com	Cecilia Li		‡ not ordinarily resident in Hong Kong

The Units (including the Class A Ordinary Shares, the Series A Warrants and the Series B Warrants comprised therein), the Pre-Funded Units (including the Warrants comprised therein) and the underlying Class A Ordinary Shares issuable upon the exercise of the relevant Warrants shall be collectively referred to as the Offering Securities.

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents Examined

For the purposes of giving this opinion, we have examined copies, or drafts of the following documents (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 2 January 2025 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 25 October 2021;

(ii)	a copy of the certificate of incorporation of the Company dated 14 December 2021 in relation to a change of company name;

(iii)	a copy of the certificate of change of name of the Company dated 14 August 2025;

(iv)	a copy of the memorandum and articles of association of the Company registered with the Registrar 25 October 2021;

(v)	a copy of the amended and restated memorandum and articles of association of the Company as adopted by the Director’s Resolutions passed on 1 March 2023 and filed on 1 March 2023;

(vi)	a copy of the second amended and restated memorandum and articles of association of the Company as adopted by the Shareholders’ Resolutions passed on 12 March 2024 and filed on 18 March 2024; and

(vii)	a copy of the third amended and restated memorandum and articles of association of the Company as adopted by the Shareholders’ Resolutions passed on 7 August 2025 and filed on 1 September 2025; and

(viii)	a copy of the fourth amended and restated memorandum and articles of association of the Company as adopted by the Shareholders’ Resolutions passed on 8 December 2025 and filed on 15 December 2025 (the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 2 January 2025 (the Court Records)

(c)	the Company Registry Records and the Court Records each as updated by update searches on 6 January 2025, 3 December 2025, 9 February 2026 and 12 February 2026 (the Company Registry Records and the Court Records together, and as updated, the Public Records);

(d)	a certificate of good standing dated 11 February 2026 (the Certificate of Good Standing) issued by the Registrar in respect of the Company;

(e)	the register of directors of the Company dated 13 August 2025 (the Register of Directors);

(f)	a copy of the certified shareholder list of the Company as of 9 February 2026 provided to us by the Company (the Register of Members, and together with the Register of Directors, the Registers);

(g)	a copy of the written resolutions of all directors of the Company dated 8 December 2025 and 13 February 2026 approving, among other things, the Company’s issuance of the Offering Securities (the Board Resolutions);

(h)	a specimen certificate for Class A Ordinary Shares to be issued by the Company as exhibited to the Registration Statement;

(i)	a draft form of the Series A Warrant to be issued by the Company as exhibited to the Registration Statement;

(j)	a draft form of the Series B Warrant to be issued by the Company as exhibited to the Registration Statement;

(k)	a draft form of the Pre-Funded Warrant to be issued by the Company as exhibited to the Registration Statement;

(l)	a draft form of the securities purchase agreement to be entered into between the Company and each investor in connection with the Offering as exhibited to the Registration Statement (the Securities Purchase Agreement); and

(m)	the Registration Statement.

The form of the Series A Warrant, Series B Warrant, Pre-Funded Warrant and the Securities Purchase Agreement shall be collectively referred to as the Documents.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Good Standing and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the issuance of Resale Shares, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	the Company will issue the Offering Securities in furtherance of its objects as set out in its Memorandum;

(j)	the issuance of the Class A Ordinary Shares, whether as a principal issue or on the conversion, exchange or exercise of the Offering Securities in connection with the Offering, will not exceed the maximum number of shares the Company is authorised to issue at the time of issuance and upon the issue of any Class A Ordinary Shares, the Company will receive consideration for the full issue price which shall be equal to at least the par value thereof;

(k)	each party (other than the Company) has capacity, power and authority to enter into and perform their obligations under all Documents entered into by such parties in connection with the issuance of the Offering Securities, and the due execution and delivery thereof by each party thereto;

(l)	the Company have been, or will be, authorised and duly executed in the form as exhibited in the Registration Statement and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised in the Board Resolutions;

(m)	upon execution, the Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(n)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Class A Ordinary Shares and none of the Class A Ordinary Shares have been offered or issued to residents of the British Virgin Islands;

(o)	the Company is, and after the allotment (where applicable) and issuance of the Class A Ordinary Shares will be, able to pay its liabilities as they fall due;

(p)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records;

(q)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by the Documents or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered the Documents;

(r)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

(s)	the Company is not a land owning company for the purposes of Section 242 of the BVI Business Companies Act, 2004 meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate Status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA), and is validly existing and in good standing under the laws of the British Virgin Islands.

Authorised Share capital

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 100,000,000 shares of a par value of US$0.001 divided into two classes as follows: (i) 90,000,000 class A ordinary shares of a par value of US$0.001 each and (ii) 10,000,000 class B ordinary shares of a par value US$0.001 each.

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Class A Ordinary Shares under the Registration Statement.

Valid Issuance of Class A Ordinary Shares

(d)	The Class A Ordinary Shares included in the Units to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement, the terms set out in the applicable definitive Documents referred to within the Registration Statement and the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares and payment of the consideration specified therein (being not less than the par value of the Class A Ordinary Shares) has been made, will be validly issued, fully paid and non-assessable.

(e)	The Class A Ordinary Shares issuable pursuant to the Warrants (the Warrant Shares), when the relevant Warrants are exercisable under the terms of the applicable definitive agreement approved by the Board as referred to within the Registration Statement have been duly reserved and authorised for issue and when:

(i)	issued by the Company upon due exercise of the relevant Warrants in accordance with the terms of the applicable definitive Documents as referred to in the Registration Statement and in accordance with the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of Warrant Shares have been duly registered in the Company’s register of members as fully paid shares and payment of the consideration specified therein (being not less than the par value of the Warrant Shares) has been made, will be, subject to payment of the exercise price therefor under the terms of the applicable agreement, validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion “in good standing” means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing Law of This Opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the Offering while the Registration Statement is effective.

Yours faithfully

Ogier